Exhibit 99.1

AMENDMENT NO. 1 TO AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT
AMENDMENT (the “Amendment”), dated as of June 12, 2015, to the Amended and Restated Credit and Guaranty Agreement dated as of December 17, 2014 (the “Credit Agreement”) among Pattern US Finance Company LLC (“US Borrower”), Pattern Canada Finance Company LLC (“Canada Borrower” and, together with US Borrower, the “Borrowers”), Royal Bank of Canada (acting through its New York Branch), as Administrative Agent (the “Agent”) and the other parties party thereto.
W I T N E S S E T H :
WHEREAS the parties hereto have agreed to make certain changes to the terms of the Credit Agreement.
NOW, THEREFORE, the parties hereto agree as follows:
SECTION 1. Defined Terms; References. Unless otherwise specifically defined herein, each term used herein that is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Credit Agreement shall, after this Amendment becomes effective, refer to the Credit Agreement as amended hereby.
SECTION 2. Amendments.
(a)    Section 1.1 of the Credit Agreement is hereby amended by adding the following new defined terms, in appropriate alphabetical order:
“Permitted Minority Investment” means any Investment permitted pursuant to the terms of Section 6.5 pursuant to which a Borrower or Restricted Subsidiary acquires less than the total amount of Capital Stock or other ownership interests in any Person and after giving effect such Investment, such Person is not a “Subsidiary” of such Borrower or Restricted Subsidiary.
“Permitted Minority Investment Company” means a Person in which a Borrower or Restricted Subsidiary has made a Permitted Minority Investment.
“Permitted Minority Investment Project” means an Energy Project owned by a Permitted Minority Investment Company.

(b)    The definition of “Available Cash” in Section 1.1 is hereby amended and restated as follows:
“Available Cash” means, for any specified period and without duplication, Internally Generated Cash and Qualifying Cash actually received by a Borrower or any Restricted Holding Company Subsidiary from any Restricted Operating Company Subsidiary or any Permitted Minority Investment Company as and when deposited into a Deposit Account (which Deposit Account shall be in the name of a Credit Party and fully pledged to Collateral Agent for the benefit of the Secured Parties); provided that, notwithstanding the foregoing, for purposes of calculating Borrower Cash Flow from non-U.S. and non-Canada Restricted Operating Company Subsidiaries (or non-U.S. and non-Canada Permitted Minority Investment Companies), “Available Cash” shall mean Internally Generated Cash and Qualifying Cash permitted to be distributed pursuant to the applicable Project Financing Documents and available for distribution (and without counting any such Cash actually received by a Borrower or any Restricted Holding Company Subsidiary), net of all withholding taxes and other applicable taxes that would be payable (at then-applicable rates) if such amounts were distributed to a Borrower or Restricted Holding Company Subsidiary, as reasonably determined by the US Borrower. Without limiting the foregoing, Available Cash shall exclude, with respect to such period, such net Cash proceeds received from (a) payments in respect of federal, state, provincial or local cash grants (or payments in lieu of tax credits), (b) Net Asset Sale Proceeds that constitute extraordinary receipts, (c) disbursements from Project or Permitted Minority Investment Project reserve accounts of Cash replaced with Letters of Credit, (d) the Transfer of any Restricted Operating Company Subsidiary or Permitted Minority Investment Company by a Borrower or any Restricted Holding Company Subsidiary, (e) Net Insurance/Condemnation Proceeds (excluding, for the avoidance of doubt, proceeds received from business interruption insurance) received by the Borrower or a Restricted Holding Company Subsidiary, but only to the extent such Net Insurance/Condemnation Proceeds are remuneration received by such Borrower or Restricted Holding Company Subsidiary for the diminished cash generating capacity of a Restricted Operating Company Subsidiary’s or Permitted Minority Investment Company’s assets, (f) any incurrence of Indebtedness by any Restricted Operating Company Subsidiary or Permitted Minority Investment Company, (g) any issuance of Capital Stock by any Restricted Subsidiary or Permitted Minority Investment Company, or (h) any capital contribution to any Restricted Subsidiary or Permitted Minority Investment Company.
(c)    The definition of “Internally Generated Cash” in Section 1.1 is hereby amended by adding the words “or Permitted Minority Investment

Company” immediately after the words “business of a Restricted Operating Company Subsidiary”.
(d)    Clause (a) of the definition of “Permitted Project Debt” in Section 1.1 is hereby amended and restated as set forth below:
(a) all Indebtedness incurred, or permitted to be incurred, by any Restricted Operating Company Subsidiary or any other Restricted Subsidiary or any Borrower (but, in the case of a Borrower (except as otherwise permitted by Section 6.1(e)) or a Restricted Subsidiary that is not (x) a Restricted Operating Company Subsidiary or (y) the general partner of a Restricted Operating Company Subsidiary that was created for the purpose of being such Restricted Operating Company Subsidiary’s general partner, the recourse of such Indebtedness against assets of such Borrower or such Restricted Subsidiary shall be limited solely to any pledge by such Borrower or such Restricted Subsidiary of (i) Capital Stock (including tax equity interests) in a Restricted Operating Company Subsidiary (or other Restricted Subsidiary that is (A) solely in the case of such pledging Restricted Subsidiary, a direct or indirect parent company or (B) in the case of such Borrower or such pledging Restricted Subsidiary, the general partner of such Restricted Operating Company Subsidiary) or Permitted Minority Investment Company (or the general partner of such Permitted Minority Investment Company), and any proceeds thereof, or (ii) intercompany debt) pursuant to a Project Financing Document,
(e)    The definition of “Project Financing Documents” in Section 1.1 is hereby amended (i) by adding the words “or Permitted Minority Investment Company” immediately after the words “or any Borrower” and (ii) by adding the words “or Permitted Minority Investment Project” immediately prior to the “.” at the end thereof.
(f)    The definition of “Qualifying Cash” in Section 1.1 is hereby amended and restated as follows:
“Qualifying Cash” means, with respect to any Project or Permitted Minority Investment Project, Cash (other than Internally Generated Cash) distributed by the relevant Restricted Operating Company Subsidiary or Permitted Minority Investment Company to a Credit Party (or, for purposes of calculating Borrower Cash Flow from non-U.S. and non-Canada Restricted Operating Company Subsidiaries (or non-U.S. and non-Canada Permitted Minority Investment Companies), permitted and available for distribution as provided in the definition of Available Cash) during the Ramp-up Phase for such Project or Permitted Minority Investment Project that is not excluded pursuant to clauses (a) through (h) of the final sentence of the definition of Available Cash and that does not exceed $5,000,000 in the aggregate in respect of such Project or Permitted Minority Investment Project.

(g)    The definition of “Ramp-up Phase” in Section 1.1 is hereby amended and restated as follows:
“Ramp-up Phase” means, with respect to any Project or Permitted Minority Investment Project, the twelve (12) month period commencing on the later of (i) the month in which such Project or Permitted Minority Investment Project has reached commercial operation and (ii) the month in which the initial distribution of Cash is made by the relevant Restricted Operating Company Subsidiary or Permitted Minority Investment Company to a Credit Party following commercial operation.
(h)    Section 1.6 is hereby amended by adding the following words immediately after the end thereof:
“Notwithstanding anything herein to the contrary, in respect of any event for which a calculation hereunder is to be made with reference to financial statements delivered pursuant to Section 5.1(b), where such calculation is to be made during the period following the end of the Fiscal Quarter ended December 31 of any Fiscal Year, but prior to the delivery of audited financial statements pursuant to Section 5.1(b) with respect to such Fiscal Year, the Borrowers may include such Fiscal Quarter ended December 31 in such calculation; provided that, prior to so doing, the Borrowers shall have delivered to the Agent unaudited financial statements covering such Fiscal Quarter that would otherwise satisfy the requirements of Section 5.1(a) (without regard to any deadlines for delivery set forth in Section 5.1(a)).”
(i)    Section 2.22(a) is hereby amended by deleting the words “Incremental Revolving Commitments” and replacing those words with the words “Increased Commitments”.
(j)    Section 6.3 is hereby amended by adding the words “Permitted Minority Investment Company or” immediately after the words “transfer of any Capital Stock of any”.
SECTION 3. Limited Effect. The foregoing amendments are limited in effect and, except as specifically set forth above, shall apply only as expressly set forth in this Amendment and shall not constitute a consent, waiver, modification, approval or amendment of any other provision of the Credit Agreement or the other Financing Documents. The Credit Agreement is modified only by the express provisions of this Amendment, and shall, as so modified, remain in full force and effect and is hereby ratified and confirmed by Borrowers in all respects. Except as expressly provided herein, nothing herein shall limit in any way the rights and remedies of the Agents, the Lenders and the Issuing Banks under the Credit Agreement and the other Financing Documents.

SECTION 4. Representations of Borrowers. The Borrowers represent and warrant that (i) the representations and warranties of the Borrowers set forth in Section 4 of the Credit Agreement are true and correct in all material respects (except to the extent any such representation and warranty itself is qualified by “materiality”, “Material Adverse Effect” or any similar qualifier, in which case they are true and correct in all respects) as of the date hereof and (ii) no Default or Event of Default has occurred and is continuing as of the date hereof.
SECTION 5. Governing Law, Etc. Sections 10.15, 10.16 and 10.17 of the Credit Agreement are hereby incorporated by reference as if fully set forth in this Amendment mutatis mutandis (except that any references to “Agreement” shall mean this Amendment).
SECTION 6. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
SECTION 7. Effectiveness. This Amendment shall be effective as of the date first written above.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

PATTERN US FINANCE COMPANY LLC,
as US Borrower

By: /s/ Amy Smolen
Title: Vice President

PATTERN CANADA FINANCE COMPANY ULC, as Canada Borrower

By: /s/ Amy Smolen
Title: Vice President

PATTERN GULF WIND EQUITY LLC, as Guarantor and Restricted Holding Company Subsidiary

By: /s/ Amy Smolen
Title: Vice President

HATCHET RIDGE HOLDINGS LLC, as Guarantor and Restricted Holding Company Subsidiary

By: /s/ Amy Smolen
Title: Vice President

NEVADA WIND HOLDINGS LLC, as Guarantor and Restricted Holding Company Subsidiary

By: /s/ Amy Smolen
Title: Authorized Signatory

SANTA ISABEL HOLDINGS LLC, as Guarantor and Restricted Holding Company Subsidiary

By: /s/ Amy Smolen
Title: Vice President

OCOTILLO WIND HOLDINGS LLC, as Guarantor and Restricted Holding Company Subsidiary

By: /s/ Amy Smolen
Title: Vice President

PANHANDLE WIND HOLDINGS LLC, as Guarantor and Restricted Holding Company Subsidiary

By: /s/ Amy Smolen
Title: Vice President

PANHANDLE B MEMBER 2 LLC, as Guarantor and Restricted Holding Company Subsidiary

By: /s/ Amy Smolen
Title: Vice President

PATTERN ST. JOSEPH HOLDINGS INC., as Restricted Holding Company Subsidiary

By: /s/ Amy Smolen
Title: Vice President

LINCOLN COUNTY WIND PROJECT HOLDCO, LLC, as Guarantor and Restricted Holding Company Subsidiary

By: /s/ Amy Smolen
Title: Vice President

LOST CREEK WIND FINCO, LLC, as Guarantor and Restricted Holding Company Subsidiary

By: /s/ Amy Smolen
Title: Vice President

ROYAL BANK OF CANADA,
ACTING THROUGH ITS NEW YORK BRANCH,
as Administrative Agent and Collateral Agent
By:    /s/ Yvonne Brazier_________________
Title: Manager Agency

ACKNOWLEDGED AND AGREED:

ROYAL BANK OF CANADA,
ACTING THROUGH ITS NEW YORK BRANCH,
as Lender
By:    /s/ Frank Lambrinos___________
Title: Authorized Signatory

BANK OF MONTREAL,
CHICAGO BRANCH,
as Lender
By:    /s/ Yacouba Kane___________
Title: Vice President

MORGAN STANLEY BANK, N.A.,
as Lender
By:    /s/ Dmitriy Barskiy___________
Title: Authorized Signatory

CITBANK, N.A.,
as Lender
By:    /s/ Sandip Sen ___________
Title: Vice President

THE BANK OF NOVA SCOTIA,
LONDON BRANCH,
as Lender
By:    /s/ Jonathan Stone___________
Title: Director
/s/ Osman Ul Haq___________
Title: Associate Director

KEYBANK NATIONAL ASSOCIATION,
as Lender
By:    /s/ Sukanya V. Raj________ __
Title: Senior Vice President

SOCIÉTÉ GÉNÉRALE,
as Lender
By:    /s/ Yao Wang _______ ___
Title: Director

BANK OF AMERICA, N.A.,
as Lender
By:    /s/ Patrick Engel _______ ___
Title: Director, Credit Senior Officer